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                                                               EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-95115 of Nanometrics Incorporated on Form S-2 of our report dated February 15, 2000, included in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 1999, and to the use of our report dated February 15, 2000, appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California

March 1, 2000